Exhibit 99.2

The Hallwood Group Incorporated

3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214.528.5588 • Fax: 214.323.0233

FOR IMMEDIATE RELEASE

Contact:	Richard Kelley, Chief Financial Officer

          800.225.0135 • 214.528.5588

HALLWOOD GROUP REGAINS NYSE LISTING COMPLIANCE

Dallas, Texas, July 8, 2013. The Hallwood Group Incorporated (NYSE MKT: HWG) reported it has regained compliance with the listing standards of the NYSE MKT LLC (the “Exchange”).

As previously disclosed, the Company received a letter from the Exchange dated April 11, 2013 indicating that the Company was not in compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide. The Exchange had determined that the Company’s financial condition had become impaired based upon its review of the Company’s Form 10-K for the fiscal year ended December 31, 2012. The Company submitted a plan of compliance with the Exchange on May 13, 2013.

On July 5, 2013, the Company received a letter from the Exchange stating that the Company has resolved the continued listing deficiency referenced in its letter dated April 11, 2013.